 EXHIBIT 10.01

ORGANA GARDENS INTERNATIONAL INC.

(the “Company”)

Officer and Director Resignation

I hereby resign as Director and Officer of the Company, effective immediately.

Dated: February 1, 2012	/s/ Sharon Deutsch
Sharon Deutsch